                                                                   EXHIBIT 10.28

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 1, 1997 by and among PROPHECY TRANSCRIPTION SERVICES, INC., a New Jersey corporation ("Purchaser"); and PROPHECY HEALTH INFORMATION MANAGEMENT, INC., a New Jersey corporation ("Seller"); and EDWARD J. BILOTTI, a resident of the State of New Jersey (the "Shareholder").


                              W I T N E S S E T H:


          WHEREAS, Seller owns and operates a medical transcription business at 10 North Gaston Avenue, Somerville, New Jersey 18876 (the "Business");

          WHEREAS, the Shareholder and his spouse own a substantial amount of the outstanding stock of Seller;

          WHEREAS, it is Seller's intention to cause the sale of Seller's assets in order to liquidate Seller's investment in said assets;

          WHEREAS, Purchaser desires to buy, and Seller desires to sell, substantially all of the assets owned by Seller and used in the operation of the Business, upon the terms and conditions hereinafter set forth; and

          WHEREAS, to induce Purchaser to perform under this Agreement and as a condition thereto, Seller and Shareholder have agreed to execute a noncompetition agreement in favor of Purchaser ("Noncompetition Agreement").

          NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

          Section 1.  Sale of Assets; Assumption of Specified Liabilities.
          ----------------------------------------------------------------

          1.1  Sale of Assets.  On the terms, subject to the conditions, and
               --------------
for the consideration hereinafter stated, Seller hereby agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to buy and acquire as hereinafter provided, at the "Closing" (as hereinafter defined), substantially all assets of Seller, tangible or intangible, real or personal, including, without limitation, the following described assets owned and used by
Seller:

          (a) all equipment, business machines, computers, furniture, furnishings, and other tangible personal property of Seller including, without limitation, that listed in Exhibit 1.1(a) hereto;

          (b)  DELETED

          (c)  all claims and rights under the contracts of Seller listed in
               Exhibit 1.1(c) (the "Assigned Contracts");

          (d) all patient transcribed reports as dictated by physicians (to the extent permitted by law), and all personnel lists (whether past or present, whether stored in computer memory or on hard copy);

          (e) all sales literature, promotional material and other general files and printed forms used by Seller;

          (f) all goodwill, trademarks, services marks and trade names used by Seller (including, without limitation, the name "Prophecy" when used in connection with the Business).

          (g)  DELETED

          (h) all telephone numbers and telephone and yellow pages directory listings;

          (i) all prepaid expenses and deposits of Seller, including any lease deposits; Security Deposit on Lease will be adjusted at closing;

          (j)  all inventory and supplies of Seller;

          (k)  all rights to leasehold improvements and fixtures;

          (l)  all software and passwords to LAN networks used by Seller;

          (m)  all payroll records for all employees of Seller;

          (n) all information and documentation relating to the names, addresses, customer computer access codes, and telephone numbers of Seller's referral sources;

          (o) all records and lists of third party payor and case manager contacts including names, addresses and telephone numbers; and

          (p) all records relating to vendors dealing with Seller, business leads, and prospective customers and employees.

          The foregoing assets may be referred to herein collectively as the "Assets". The "Assets" shall not include any "Excluded Assets", as defined in
Section 1.2 below.

          The "Assets" shall include, without limitation, all properties and assets of Seller and the Business as reflected in the 1996 Financial Statement referred to in Section 4.3 hereof and all properties and assets acquired by Seller after November 30, 1996, except those properties and assets disposed of thereafter in the ordinary course of business and except for the "Excluded Assets" as defined below.

          1.2  Excluded Assets.  Notwithstanding the provisions of Section 1.1
               ---------------
hereof, the following described assets of Seller shall not be acquired by Purchaser, shall not constitute "Assets," and shall be defined herein as the "Excluded Assets":

          (a)  the minute books and stock ledger books of Seller;

          (b)  all cash of Seller as of midnight the day before the Closing
               Date;

          (c) all accounts receivable and all unbilled amounts for services of Seller as of midnight of the day before the Closing Date;

          (d)  any land or buildings owned by Seller;

          (e)  all pension plan assets of Seller; and

          (f)  the assets described in Exhibit 1.2(g) hereof.

          1.3  No Assumption of Liabilities.  It is expressly acknowledged and
               ----------------------------
agreed that, except in respect of the Assigned Contracts, Purchaser is assuming no obligations, debts or liabilities of Seller or Shareholder (and Seller and Shareholder shall jointly and severally indemnify Purchaser against any and all such debts, obligations and liabilities) including, without limitation, the following described debts, obligations or liabilities:

          (a) any liability, indebtedness or obligation of Seller or Shareholder for borrowed money, whether absolute or contingent, direct or indirect;

          (b) liabilities and obligations of Seller or Shareholder, the existence of which constitute a breach of any of the representations or warranties made by Seller or Shareholder in this Agreement or in any document delivered by Seller or Shareholder pursuant to this Agreement;

          (c) any liabilities or obligations arising out of or in connection with any litigation, claim, investigation or proceeding (including, without limitation, losses, costs, expenses, attorneys' fees, and damages incurred in connection therewith) which relate to Seller or Shareholder or relate to services performed or products delivered prior to the Closing or which arise out of actions taken by, or omissions of, Seller or Shareholder prior to the Closing (whether or not scheduled on Exhibit 4.8);

          (d) any federal, state, local or other income taxes payable by Seller or Shareholder or any interest or penalties with respect thereto;

          (e) any liability under any employee benefit or welfare plan or regarding any compensation or withholding taxes owed to or with respect to any employee or independent contractor of Seller or Shareholder;

          (f) liabilities and obligations of Seller or Shareholder for payroll, wages, salaries, bonuses, vacation, sick pay and severance pay and other like amounts due as of the Closing Date to officers, directors, employees, contractors and agents of Seller or Shareholder, all of which amounts are listed in Exhibit 1.3(f) attached hereto;

          (g) liabilities and obligations of Seller or Shareholder based upon tortious or illegal conduct;

          (h) liabilities and obligations of Seller or Shareholder for any breach or violation, as of the Closing, of any contracts of Seller or Shareholder including, without limitation, the Assigned Contracts;

          (i) liabilities and obligations of Seller or Shareholder for environmental or ecological matters, including those relating to the use, transport, disposal, handling or storage of hazardous or toxic materials, pollutants, contaminants, petroleum products, or waste;

          (j) any liability or obligation to Medicare, Medicaid, Blue Cross/Blue Shield (or any other third party payor) as a result of recapture of amounts paid by any such payor to Seller or Shareholder or any overpayments made by such payor to Seller or Shareholder or any disallowance of any claim of Seller or Shareholder;

          (k) liabilities and obligations of Seller or Shareholder incurred in connection with the preparation of this Agreement and the consummation of transaction contemplated hereby, including, without limitation, legal and accounting fees; and

          (l) trade payables and operating expenses of Seller incurred prior to the Closing Date.

All of the foregoing items described in clauses (a) through (l) above are referred to herein collectively as the "Excluded Liabilities".

          Notwithstanding the foregoing, Purchaser will assume the obligations of Seller under the "Assigned Contracts", but only to the extent that they represent obligations which are by their stated terms to be performed, in the ordinary course, subsequent to the Closing Date.

          1.4  Freedom from Encumbrances. The conveyance of the Assets to
               -------------------------
Purchaser hereunder shall be free and clear of all claims, security interests, pledges, options, rights of first refusal, liens, financing statements, deeds of trust, mortgages, charges, assessments, restrictions, leases, and encumbrances (all such claims, security interests, pledges, options, rights of first refusal, liens, financing statements, deeds of trust, mortgages, charges, assessments, restrictions, leases and encumbrances being referred to individually as an "Encumbrance" and collectively as "Encumbrances"), except solely for the Assigned Contracts.

          Section 2.  Amount, Payment and Allocation of Consideration.
          ----------  ------------------------------------------------

          2.1  Amount and Payment.  At the "Closing" (as defined in Section 3.1
               ------------------
hereof), Purchaser shall deliver the following

"Consideration" for the Assets and for the execution, delivery and performance by Seller and Shareholder of the "Noncompetition Agreement" (as defined in Section 3.4(i) hereof):

       (i) $425,000.00 in cash or in bank or certified funds shall be delivered to Seller at closing in consideration of the sale of the Assets to Purchaser;

      (ii) $50,000.00 in cash or in bank or certified funds shall be delivered on or before March 1, 1997 in consideration of the sale of the Assets to Purchaser. Said $50,000.00 will be secured by a Promissory Note signed by Purchaser and guaranteed by EquiMed, Inc.; and

     (iii) $25,000.00 in cash or in bank or certified funds shall be delivered to Seller and Shareholder at closing in consideration of the execution, delivery and performance by Seller and Shareholder of the Noncompetition Agreement.

          2.2    Allocation.  The Consideration shall be allocated for tax
                 ----------
purposes as provided in Exhibit 2.2 hereof and as otherwise required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each party will timely file IRS Form 8594 as required under the Code, which shall be completed in conformity with the allocations set forth in this Agreement.

          Section 3.  Closing.
          -------------------

          3.1    Closing and Closing Date.  The closing (the "Closing") of the
                 ------------------------
sale and purchase of the Assets and the execution and delivery of the other agreements and documents contemplated herein shall take place on or before January 3, 1997 (the "Closing Date") at 10:00 a.m., Somerville, New Jersey time at 10 North Gaston Avenue, Somerville, New Jersey 08876, or at such other place and time as may be deemed appropriate by the parties hereto, at which time the cash consideration as stated in Section 2.1(I) and 2.1(iii) shall be delivered in bank certified funds pursuant to Seller's further direction. For purposes of this Agreement and for accounting purposes, the "Closing Date" shall be January 1, 1997. If the parties agree, the Closing may be consummated by exchange of signature pages by facsimile transmission, with the originals thereof to be delivered by mail as soon thereafter as practicable. At the Closing, all charges for rent, utilities, payroll, payments under Assigned Contracts, and other current operating expenses of the Business shall be prorated based on actual days elapsed for the appropriate period, with Seller being responsible for its share of such prorations through midnight of the day preceding the Closing Date.

          3.2    Action by Purchaser.  Upon the terms and subject to the
                 -------------------
conditions herein contained, at the Closing on the Closing Date, Purchaser will deliver to Seller and Shareholder the following:

       (i)       The certificate referred to in Section 6.1 hereof;

      (ii) The opinion of counsel for Purchaser referred to in Section 6.3 hereof;

     (iii) Resolutions of Purchaser, certified by an appropriate officer, authorizing the execution, delivery and performance of this Agreement and the other agreements to be delivered by Purchaser in connection with the Closing hereunder; and

      (iv) The Consideration in the manner specified in Section 2.1 hereof and in the form specified in Section 3.1 hereof.

          3.3    Action by Seller.  Upon the terms and subject to the conditions
                 ----------------
 herein contained, at the Closing on the Closing Date, Seller and Shareholder will deliver to Purchaser the following:

       (i) A duly executed Bill of Sale and Assignment in substantially the form of Exhibit 3.3(i) hereto;

      (ii)       The certificate referred to in Section 7.1 hereof;

     (iii) The opinion of counsel for Seller and Shareholder referred to in Section 7.3 hereof; and

      (iv) Resolutions of Seller, certified by an appropriate officer, authorizing the execution, delivery and performance of this Agreement and the other agreements to be delivered by Seller in connection with the Closing hereunder.

          3.4    Action by All Parties.  Upon the terms and subject to the
                 ---------------------
conditions herein contained, at the Closing on the Closing Date, the parties will, as appropriate, execute and deliver to each other the "Noncompetition Agreement" in substantially the form attached hereto as Exhibit 3.4.

          3.5    Further Acts and Assurances.  From time to time and at any
                 ---------------------------
time, at Purchaser's request, whether on or after the Closing Date, and without further consideration, Seller shall, at its expense, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions (i) as may be reasonably necessary to transfer and convey to Purchaser all of the right, title and interest in and to the Assets, free and clear of any Encumbrance whatsoever, or (ii) as may be reasonably necessary to carry out the intent of this Agreement and the transactions contemplated hereby, or (iii) as may be reasonably necessary in connection with any audit which Purchaser may conduct of Seller's financial statements, which audit (if any) shall be at Purchaser's sole expense and consistent with this Agreement.

          3.6    Seller's Records.  Following the Closing, Purchaser shall
                 ----------------
cooperate reasonably in making available to Seller for its review the records of the Business created prior to Closing and in the possession of Purchaser.

          3.7    Collection of Seller's Accounts Receivable.  From and after the
                 ------------------------------------------
Closing, Purchaser will promptly forward to Seller all payments received by Purchaser with respect to Seller's accounts receivable.

          Section 4.  Representations and Warranties of Seller and Shareholder.
          --------------------------------------------------------------------

          Seller and Shareholder hereby jointly and severally represent, warrant, covenant and agree to and with Purchaser as follows:

          4.1    Seller's Existence and Power.  Seller is a corporation duly
                 ----------------------------
organized, validly existing and in good standing under the laws of the State of New Jersey. Seller has the corporate power to own its property and to carry on the Business as now being conducted.

          4.2    DELETED

          4.3    Accuracy of Financial Statements.  Seller has delivered to
                 --------------------------------
Purchaser as Exhibit 4.3 a copy of the financial statements of Seller for the years ended December 31, 1994 and 1995 and a balance sheet and an income statement for the eleven-month period ending November 30, 1996 (the "Financial Statements"). The balance sheet and income statement for the eleven-month period ending November 30, 1996 are referred to hereinafter as the "1996 Financial Statement". The Financial Statements are complete and accurate and fairly present, in all material respects, the financial condition of Seller and the income and expenses of Seller as of the respective dates thereof. Except as noted in Exhibit 4.3, the Financial Statements have been prepared on a cash basis and are accurate. Seller has no material liabilities or obligations (including, without limitation, any liability for federal, state or local taxes of Seller), for any period ended on or prior to the 1996 Financial Statement or any liability or obligation in connection with any transaction or state of affairs entered into or existing on or before the date thereof, which is not fully reflected on the 1996 Financial Statement or otherwise disclosed to Purchaser in the Exhibit 4.10 hereto.

          4.4    Properties of Seller.
                 --------------------

      (i) The 1996 Financial Statement reflects all of the properties presently owned by Seller and used in the Business.

     (ii) Exhibit 4.4(ii) attached hereto is an accurate and complete list of all real or personal property which is used by Seller in the Business and which either is not owned by Seller or is leased or rented by Seller.

          4.5    Taxes and Tax Returns.  Seller has filed all federal, state and
                 ---------------------
local tax returns and reports of Seller which have become due to be filed (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls), and such returns are complete and accurate in all material respects. A copy of Seller's most recent federal income tax return is attached as Exhibit 4.5 hereto. Seller has paid all taxes, assessments, fees, interest, penalties (if any) and other governmental charges due with respect to the periods covered by such tax returns and reports and as reflected on said returns and reports. Seller is not delinquent in the payment of any taxes, assessments or governmental charges, and there are no assessments of additional taxes threatened against Seller or any of Seller's properties. No waiver of any statute of limitations or agreement for extension of time for assessment in respect of any tax liability of Seller has been given by Shareholder or Seller which is presently in effect. Without limiting the foregoing, (a) Seller has timely filed all FICA, FUTA and similar state and local tax returns and withholding of employee tax returns and reports of Seller which have become due to be filed and has paid all amounts required to be paid thereunder, and (b) Seller has paid over to the appropriate taxing authorities all amounts required to have been withheld by Seller from employee compensation, except such withheld amounts not yet due to have been paid over, all of which amounts not yet paid over are being held by Seller for the account of the appropriate taxing authority. The income tax returns of Seller have never been audited by any taxing authority. Neither Seller nor Shareholder knows of any questions which have been raised by any federal, state or local taxing authority relating to taxes or assessments of Seller which, if determined adversely to Seller, would result in the assertion of any tax deficiency.

          4.6    Contracts.  Exhibit 1.1(c) is a list of the Assigned Contracts.
                 ---------
Exhibit 4.6 is a list of all agreements of Seller other than the Assigned
                                                  -----------
Contracts.  Except as set forth in

Exhibit 1.1(c) or in Exhibit 4.6 hereto, Seller is not a party to any material contract, agreement, lease, or power of attorney of any kind whatsoever. As to Seller, all Assigned Contracts are valid and are in full force and effect according to their material terms, and no material default by Seller exists under any such contract, lease or agreement and no condition or state of facts exists which, with notice or the passage of time, or both, would constitute a default under any such contract, lease or agreement. To Seller's knowledge, all Assigned Contracts are valid as to the other contracting parties thereto and there is no material default by any such party existing under the Assigned Contracts and no condition or state of facts exists which, with notice or the passage of time, or both would constitute a default by any such party thereunder. All Assigned Contracts are enforceable in accordance with their terms by Seller against all other parties thereto in all material respects. Neither the execution, the delivery nor the performance of this Agreement by Seller will cause any default in or breach of any provision of Seller's Articles of Incorporation, as amended, bylaws or any agreement or commitment to which Seller is a party or by which Seller is bound, and none of such actions will result in either acceleration, or any similar right of any other party, under any Assigned Contract, or constitute a default under any Assigned Contract, or result in the creation or imposition of any Encumbrance against the Assets.

          4.7    Compliance with Laws.  To the best of Shareholder's knowledge,
                 --------------------
Seller is in compliance in all material respects with the laws, regulations, rules and decrees of all governmental authorities whatsoever relating to the conduct of its business, including, without limitation, the Fair Labor Standards Act.

          4.8    Litigation.  Except as scheduled in Exhibit 4.8, there is no
                 ----------
litigation, action, suit, proceeding or governmental investigation pending or (to the best of Seller's or Shareholder's knowledge) threatened against Seller or Shareholder or affecting Seller or its business or any of its assets, at law or in equity or before any federal, state, municipal, local or other governmental authority, or before any arbitrator, nor does Seller or Shareholder know of any reasonable basis for any such litigation, action, suit, proceeding or investigation. Neither Seller nor Shareholder is subject to any order, writ or decree of any court or other governmental authority.

          4.9    Employee Plans and Agreements.  Seller is not a party to any
                 -----------------------------
collective bargaining or labor agreement or to any written employment agreement, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or incentive plan or policy or increases in the rate of remuneration entered into with or for the benefit of present or former employees, whether or not unionized, of Seller or any other like agreement, plan or policy, other than as set forth in
Exhibit 4.9.

     4.10  Liabilities.  All liabilities and obligations of Seller, direct,
           -----------
indirect or contingent, are either listed on the 1996 Financial Statement or on
Exhibit 4.10 attached hereto.

     4.11  Insurance.  All insurance maintained by Seller is listed and
           ---------
described on Exhibit 4.11 attached hereto.

     4.12  Absence of Certain Changes.  From November 30, 1996 until the
           --------------------------
Closing, (a) the operations of Seller shall have been conducted in the ordinary course of business, (b) no event shall have occurred or have been threatened which has or would have a material and adverse affect upon Seller, and (c) Seller shall not have sustained any loss or damage to its assets or property, whether or not insured, or union activity that affects materially and adversely its ability to conduct its business. Except as described in Exhibit 4.12, since November 30, 1996, Seller has not:

          (i) incurred or suffered any obligations or liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business;

         (ii) issued any stock or other corporate securities or granted any option or right with respect to the acquisition of any of its corporate securities;

        (iii) declared or made (or became obligated for) any payment or distribution or dividend (other than cash or cash equivalents) to shareholders or purchased or redeemed (or became obligated to purchase or redeem) any shares of its capital stock;

         (iv) mortgaged, pledged or subjected (whether or not voluntarily) to any Encumbrance, any of its assets, other than Encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money, or the obtaining of advances or credit, and which do not in the aggregate impair the use or value thereof in the operation of the business of Seller;

          (v) sold, assigned or transferred or agreed to sell, assign or transfer any of its tangible assets or cancelled any debts or claims, except in each case in the ordinary course of business;

         (vi) sold, assigned, or transferred or agreed to sell, assign or transfer any trade names, or other intangible assets, or permitted existing rights with respect thereto to lapse;

        (vii) suffered any extraordinary loss or knowingly waived or permitted to lapse any right of substantial value;

       (viii) made any capital expenditures, or otherwise entered into any executory transactions or commitments to make any capital expenditures, in excess of $5,000 per item or $25,000 in the aggregate;

         (ix) failed to comply in any material respect with any applicable local, state or federal law, rule or regulation; or

          (x) suffered any event or condition of any character, materially and adversely affecting the business, properties or prospects of Seller or the Business.

         4.13  Employees. A listing of all employees (including their rates of
               ---------
pay and their accrued but unpaid vacation and sick days ) of Seller is attached as Exhibit 4.13.

         4.14  Authority.  Seller has the corporate power to execute and deliver
               ---------
this Agreement and consummate the transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its Articles of Incorporation, bylaws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby, including, without limitation, execution and delivery of the Bill of Sale and Assignment.

         4.15 Licenses. To the best knowledge of Seller and Shareholder, there
              --------
are no licenses or permits required for Seller to operate the Business, and the Seller has no notice of violation of any such licenses or permits.

         4.16  No Finders or Brokers.  Neither Shareholder, nor Seller, nor any
               ---------------------
officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder. Seller and Shareholder will indemnify and hold Purchaser harmless against claims (and attorneys' fees and expenses in the defense thereof) of any person, firm or corporation for finder's fees, broker's fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereunder due to acts of Seller or Shareholder.

         4.17 Disclosure. No representation or warranty by Seller or Shareholder
              ----------
in this Agreement and no statement pertaining to Seller or Shareholder in this Agreement or any document, exhibit or certificate furnished or to be furnished to Purchaser pursuant hereto will contain any untrue statement which, if corrected, would have a material adverse effect on the fair market value of the property being transferred hereunder. There are no facts known to Seller or Shareholder not described herein which would adversely affect the future operations of the Business or the use of the Assets in the conduct of a similar business at the same location.

         4.18 Validity of Agreements. Upon execution and delivery by all
              ----------------------
parties, the obligations of Seller and Shareholder under this Agreement and all other agreements to be executed by Seller or Shareholder in connection herewith, will constitute the valid and binding obligation of Seller or Shareholder, as the case may be, and be binding against them and enforceable in accordance with their respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.19  DELETED

         4.20 Title to Assets. Except as described in the 1996 Financial
              ---------------
Statement referred to in Section 4.3 or in Exhibits 4.10 and 4.12 hereof, Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of Encumbrances.

         4.21 Transfer Not Subject to Encumbrances or Third-Party Approval.
              ------------------------------------------------------------
Except as disclosed in Exhibit 4.21 hereto, the execution and delivery of this Agreement by Seller and Shareholder, and the consummation of the contemplated transactions, will not result in the creation or imposition of any Encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

         4.22 Condition of Personal Property. Except as set forth in Exhibit
              ------------------------------
4.22 attached hereto, all tangible personal property, equipment, fixtures and inventories included within the Assets or required to be used in the ordinary course of Seller's business are in good condition and are suitable for the purposes for which they are being used. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products.

         Section 5.  Representations and Warranties of Purchaser.
         -------------------------------------------------------

         Purchaser represents, warrants, covenants and agrees to and with Seller as follows:

         5.1 Organization and Standing of Purchaser. Purchaser is a corporation
             --------------------------------------
duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to conduct its business as now being conducted; and is duly qualified to do business in each jurisdiction in which the nature of the property owned or leased or the nature of the businesses conducted would require such qualification, specifically including the State of New Jersey.

         5.2 Authority. Purchaser has corporate power to execute and deliver
             ---------
this Agreement and consummate the transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its Articles of Incorporation, bylaws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby.

         5.3 No Finders or Brokers. Neither Purchaser nor any officer or
             ---------------------
director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder. Purchaser will indemnify and hold Seller harmless against claims (and attorneys' fees and expenses in the defense thereof) of any person, firm or corporation for finder's fees, broker's fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereunder due to acts of Purchaser.

         5.4 Validity of Agreements. Upon execution and delivery by all parties
             ----------------------
hereto, this Agreement and all other agreements to be executed by Purchaser in connection herewith will constitute the valid and binding obligation of Purchaser and be binding against Purchaser and enforceable in accordance with their respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

         Section 6.  Conditions Precedent to the Obligations of Seller.
         -------------------------------------------------------------

         All obligations of Seller which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by Purchaser at or prior to the Closing and to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by Seller at any time at or prior to the Closing):

         6.1 Representations and Warranties True. All of the representations and
             -----------------------------------
warranties made by Purchaser contained in Section 5 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the date of Closing, and shall be true at and as of the date of Closing in all material respects; Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing; and Seller shall have been furnished with a certificate of the President or any Vice President of Purchaser dated the Closing, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

         6.2  Authority.  All action required to be taken by or on the part of
              ---------
Purchaser to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Purchaser.

         6.3 Opinion of Counsel. Seller shall have been furnished with an
             ------------------
opinion, dated as of the Closing Date, of Marcy Colkitt, Esq., general counsel to Purchaser, to the effect set forth in Exhibit 6.3 attached hereto.

         6.4 No Obstructive Proceeding. No action or proceedings shall have been
             -------------------------
instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against Seller which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         Section 7.  Conditions Precedent to the Obligations of Purchaser.
         ----------------------------------------------------------------

         All obligations of Purchaser which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by Seller and Shareholder at or prior to the Closing and to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by Purchaser at any time at or prior to the Closing):

         7.1 Representations and Warranties True. All of the representations and
             -----------------------------------
warranties of Seller and Shareholder contained in Section 4 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing, and shall be true at and as of the date of Closing in all material respects; Seller and Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Seller or Shareholder prior to or at the Closing; and Purchaser shall be furnished with a certificate of an officer of Seller and of Shareholder, dated the Closing, certifying to the truth of such representations and warranties as of the time of the Closing and to the fulfillment of such covenants and conditions.

         7.2  Authority.  All action required to be taken by or on the part of
              ---------
Seller to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Seller.

         7.3 Opinion of Counsel. Seller and Shareholder shall have delivered to
             ------------------
Purchaser an opinion, dated as of the Closing Date, of Robert A. Gaccione, Esq., of Gaccione, Pomaco & Beck, counsel to Seller and Shareholder, in form and substance to the effect set forth in Exhibit 7.3 attached hereto or as otherwise acceptable to Purchaser.

         7.4 No Obstructive Proceeding. No action or proceedings shall have been
             -------------------------
instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against Purchaser or its affiliates which seeks to, or would, render it unlawful as of the Closing to effect the asset sale in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

         7.5 Consents and Approvals. Each of the parties to any of the Assigned
             ----------------------
Contracts under which the asset sale contemplated hereby would constitute or result in a default or acceleration of obligations shall have given such consent as may be necessary to permit the consummation of the transactions contemplated hereby without constituting or resulting in a default or acceleration under such agreement, and any consents required from any public or regulatory agency or organization having jurisdiction shall have been given.

         7.6 Release of Encumbrances. All Encumbrances shall have been released
             -----------------------
at or prior to the closing.

         7.7 Employment Contract with Susanne Bilotti. Purchaser shall enter
             ----------------------------------------
into an employment agreement with Susanne Bilotti for a term of two months, with a compensation rate equal to $27,500 per annum.

         Section 8.  Indemnification.
         ---------------------------

         8.1 Indemnity by Shareholder and Seller. Shareholder and Seller jointly
             -----------------------------------
and severally shall indemnify, defend and hold harmless Purchaser and each affiliate of Purchaser from and against:

          (a)  all Excluded Liabilities;

          (b) any and all losses, damages; costs or deficiencies resulting from any and all misrepresentations or breaches of warranty or failures to perform agreements or undertakings by Seller or Shareholder contained in or made pursuant to this Agreement or in other agreements executed by Seller or Shareholder in connection with this Agreement; and

          (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, attorneys' fees, interest, penalties and amounts paid in settlement of any such claim) relating to any of the foregoing.

Seller and Shareholder shall jointly and severally pay to Purchaser or any affiliate of Purchaser, as the case may be, all amounts owed to Purchaser pursuant to subparagraphs (a), (b) and (c) above of this Section 8.1 which, in the aggregate, exceed $10,000.00, within thirty (30) days after written demand therefor. In the event that any third person, including, without limitation, any governmental taxing authority, shall assert any claim or action in excess of $1,000 against Purchaser or an affiliate of Purchaser which, if successful, might result in a claim for indemnity hereunder (collectively, an "indemnifiable loss"), Purchaser shall notify Seller, in writing, of such claim or action; and at Shareholder's and Seller's option, Shareholder and Seller may, at their sole expense, assume control over the defense of such claim or action, but in any event Purchaser (and its affiliate, as the case may be) shall have the right to participate in the defense of any such claim or action. If, after notice thereof, Shareholder and Seller shall not assume the defense of, or if after so assuming such defense they shall fail to continue to defend, any such claim or action, Purchaser (and its affiliate, as the case may be) may defend any such claim or action and Purchaser (and its affiliate as the case may be) may then settle or compromise such claim or action on terms it deems reasonable. Shareholder and Seller shall promptly satisfy and pay any final judgment rendered with respect to any such claim or action or any compromise or settlement thereof and shall pay the reasonable expenses, legal or otherwise of Purchaser (and its affiliate, as the case may be) in the defense of any such claim or action. If Seller and Shareholder do not pay any such indemnifiable loss pursuant to any such judgment, settlement or compromise within thirty (30) days after written demand, Purchaser may pay the same and set off the amount paid against payments otherwise due to Shareholder or Seller. If Purchaser (or an affiliate of Purchaser) suffers an indemnifiable loss directly (not as a result of a third party claim or action), Purchaser may set off the amount of the same against payments otherwise due to Shareholder or Seller or demand payment therefor from Shareholder or Seller.

         8.2 Remedies Cumulative. The remedies provided herein shall be
             -------------------
cumulative and shall not preclude any party from asserting any other rights or seeking any other remedies to which such party is entitled by law.

         Section 9.  Miscellaneous.
         -------------------------

         9.1 Expenses. All expenses incurred by the parties in connection with
             --------
the preparation of this Agreement and the other agreements contemplated hereby and in connection with the closing of the transactions contemplated hereby, including, without limitation, attorneys' fees, accounting fees, investment advisor's fees and disbursements, shall be borne by the respective parties incurring such expense.

         9.2  Notices.  All notices, demands and other communications hereunder
              -------
shall be written and shall be deemed to have been duly given if delivered in person or mailed by certified mail, postage prepaid, to the address set forth below:

     To Purchaser:        Purchaser, Inc.
                          3754 LaVista Road
                          Tucker, Georgia 30084
                          Attention: Larry Pearson, President

     with a copy to:      Marcy Colkitt, Esq.
                          Purchaser General Counsel
                          2171 Sandy Drive
                          State College, PA 16803

     To Seller:           Prophecy Health Information
                            Management, Inc.
                          10 North Gaston Avenue
                          Somerville, New Jersey 08876
                          Attention: Edward J. Bilotti

     with a copy to:      Robert A. Gaccione, Esq.
                          Gaccione, Pomaco & Beck
                          524 Union Avenue
                          P.O. Box 98
                          Belleville, NJ 07109

     To Shareholder:      Edward J. Bilotti
                          110 North Bridge Street
                          Somerville, New Jersey 08876

     with a copy to:      Robert A. Gaccione, Esq.
                          Gaccione, Pomaco & Beck
                          524 Union Avenue
                          P.O. Box 98
                          Belleville, NJ 07109

or to such other address as Purchaser or Seller may designate by written notice to the other. Notices delivered in person shall be deemed delivered on the date of delivery and notices mailed, as aforesaid, shall be deemed delivered forty-eight (48) hours after the date mailed. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or other communication. Any notice, request or other communication required or permitted to be given by any party may be given by such party's legal counsel.

         9.3  Form of Transaction.  If after the execution hereof, Purchaser
              -------------------
determines that the sale of the Assets can be better achieved through a different form of transaction without economic injury to Seller or Shareholder, or delay or the consummation of the transaction, Seller and Shareholder shall cooperate in revising the structure of the transaction to a stock sale or merger or similar transaction and shall negotiate in good faith to so amend this Agreement; provided, that Purchaser shall reimburse Seller and Shareholder at Closing for all reasonable additional expenses, including attorneys' fees, incurred by Seller and Shareholder as a result of such change in form.

         9.4  Entire Agreement.  This Agreement and the Exhibits, and the other
              ----------------
agreements, schedules and documents delivered pursuant hereto, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, letters of intent negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound thereby.

         9.5  Governing Law: Arbitration.  This Agreement shall be construed and
              --------------------------
interpreted under the laws of the State of New Jersey, exclusive of the principles of conflicts of laws. The parties agree that all disputes concerning this Agreement shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the provisions contained herein. The arbitration shall be conducted in Trenton, New Jersey, by one arbitrator. The party initiating arbitration shall give the other notice of the matter in dispute. If the parties fail to agree upon an arbitrator within ten days after notice of initiation of the arbitration is given, the American Arbitration Association shall select the arbitrator. All determinations and the final decision of the arbitrator shall be made in writing. The fees and expenses of the arbitrator shall be awarded by the arbitrator in his discretion as part of the award. The arbitrator's award shall be binding on the parties hereto and may be entered in any court of competent jurisdiction. The parties reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief prior to the appointment of the arbitrator. The arbitrator will have the right to make a final determination of the parties' rights including, without limitation, whether to make permanent, modify or dissolve the judicial order.

         9.6 Section and Exhibit Headings. The Section and Exhibit headings are
             ----------------------------
for reference only and shall not limit or control the meaning of any provisions of this Agreement.

         9.7  Waiver.  No delay or omission on the part of any party hereto in
              ------
exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

         9.8 Nature and Survival of Representations. All statements contained in
             --------------------------------------
any certificate delivered by or on behalf of a party to this Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by such party hereunder. The covenants, representations and warranties made by the parties each to the other in this Agreement or pursuant hereto shall survive for two (2) years following the Closing.

         9.9  Exhibits.  All Exhibits, schedules and documents referred to in or
              --------
attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

         9.10  DELETED

         9.11  Binding on Successors and Assigns.  Subject to Section 9.10, this
               ---------------------------------
Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

         9.12  Amendments.  This Agreement may be amended, but only in writing,
               ----------
signed by the parties hereto.

         9.13  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

         9.14 Nonarbitral Attorneys' Fees. In the event that a suit, action, or
              ---------------------------
other proceeding of any nature whatsoever (other than arbitration), including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law, any action seeking a declaration of rights or any action for rescission, is instituted to interpret or enforce this Agreement or any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party the prevailing party's reasonable attorneys', paralegals', accountants', and other experts' professional fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.


         9.15 Rules of Construction. All references herein to the singular shall
              ---------------------
include the plural, and vice versa, and all references herein to the neuter shall include the masculine or feminine, as the case may be, and vice versa. When general words or terms are used herein followed by the word "including" (or another form of the word "include") and words of particular and specific meaning, the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning. All parties have participated in the drafting of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of a party by reason of such party having or being deemed to have drafted, structured or dictated such provisions. Time is of the essence of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  PROPHECY TRANSCRIPTION
                                  SERVICES, INC., a New Jersey
                                  corporation ("Purchaser")


                                  By: /s/ Douglas R. Colkitt
                                     -----------------------
                                  Title: President
                                        --------------------


                                   /s/ Edward J. Bilotti      (SEAL)
                                  ----------------------------
                                  EDWARD J. BILOTTI (" Shareholder")


                                  PROPHECY HEALTH INFORMATION
                                  MANAGEMENT, INC., a New
                                  Jersey corporation ("Seller")


                                  By: /s/ Edward J. Bilotti
                                     ------------------------------
                                  Title: President
                                        ---------------------------